SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2013

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 15, 2013, the Company’s Board authorized the repurchase of an additional 6,000,000 shares of the Company’s common stock from December 30, 2013 through December 31, 2014. Stock repurchases may be made in the open market, in privately negotiated transactions, including accelerated share repurchase programs, or in Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger blocks. Repurchases are expected to be made in accordance with Rule 10b-18 and may include plans designed to satisfy the Rule 10b5-1 safe harbor. Shares will be retired upon repurchase.

On November 18, 2013, the Company issued a press release entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 6 Million Shares of Stock through Calendar Year 2014.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press Release dated November 18, 2013 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 6 Million Shares of Stock through Calendar Year 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 18, 2013

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated November 18, 2013 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 6 Million Shares of Stock through Calendar Year 2014.”